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                                                                   EXHIBIT 2.2


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                          STOCK PURCHASE AGREEMENT


                               BY AND BETWEEN


                    VISTAGREEN HOLDINGS (BAHAMAS), LTD.


                                    AND


                                AMTEC, INC.




                       Dated as of November 24, 1999





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                             TABLE OF CONTENTS


                                                                          Page

ARTICLE I     PURCHASE AND SALE OF STOCK.....................................1

      1.1. Note Proceeds.....................................................1
      1.2. Purchase and Sale of Post-Merger Common Stock.....................2
      1.3. Closing...........................................................2

ARTICLE II    REPRESENTATIONS AND WARRANTIES.................................3

      2.1. Representations and Warranties of the Company.....................3
           (a)  Due Organization, Good Standing and Corporate Power..........3
           (b)  Authorization and Validity of Agreement......................3
           (c)  Capitalization...............................................4
           (d)  Consents and Approvals; No Violations........................5
           (e)  Company Reports and Financial Statements.....................5
           (f)  Absence of Certain Changes...................................6
           (g)  Title to Properties; Encumbrances............................7
           (h)  Compliance with Laws.........................................7
           (i)  Litigation...................................................7
           (j)  Government Authorization.....................................8
           (k)  Insurance....................................................8
           (l)  Casualties...................................................8
           (m)  Propriety of Past Payments...................................8
           (n)  Employment Relations and Agreements..........................9
           (o)  Client Relations.............................................9
           (p)  Sufficiency of Assets.......................................10
           (q)  Contracts and Commitments...................................10
           (r)  Disclosure Documents........................................10
           (s)  Full Disclosure.............................................10
      2.2. Representations and Warranties of the Vistagreen Group...........11
           (a)  Accredited Investor.........................................11
           (b)  Capitalization..............................................11

ARTICLE III   REGISTRATION RIGHTS...........................................11

      3.1. Shelf Registration...............................................11
      3.2. Expenses of Registration.........................................12
      3.3. Registration Procedures..........................................12
      3.4. Indemnification..................................................14
      3.5. Information by the Holders.......................................17
      3.6. Holdback Agreement; Postponement.................................17
      3.7. Assignment.......................................................17
      3.8. Remedies.........................................................17
      3.9. Lockup...........................................................17

ARTICLE IV    ADDITIONAL AGREEMENTS.........................................18

      4.1. United States Real Property Interests............................18

ARTICLE V     CONDITIONS PRECEDENT..........................................18


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      5.1. Conditions Precedent to Obligations of Vistagreen Group..........18
           (a)  Closing of Merger Agreement.................................18
           (b)  Accuracy of Representations and Warranties..................18
           (c)  Sale of Property............................................18
           (d)  United States Real Property Holding Company.................18
           (e)  Legal Opinion...............................................19
           (f)  Approval of Company's Stockholders..........................19
           (g)  Registration Statement......................................19
           (h)  Litigation..................................................20
           (i)  Injunction..................................................20
           (j)  Statutes....................................................20
           (k)  AMEX Listing................................................20
           (l)  Performance by Company......................................20
           (m)  Letters of Company Accountants..............................20
           (n)  Employment Agreement........................................20
      5.2. Conditions Precedent to Obligations of the Company...............21
           (a)  Accuracy of Representations and Warranties..................21
           (b)  Merger Agreement Closing....................................21

ARTICLE VI    TERMINATION AND ABANDONMENT...................................21

      6.1. Termination......................................................21
      6.2. Effect of Termination............................................22

ARTICLE VII   MISCELLANEOUS.................................................22

      7.1. Fees and Expenses................................................22
      7.2. Survival of Representations and Warranties.......................22
      7.3. Extension; Waiver................................................23
      7.4. Notices..........................................................23
      7.5. Entire Agreement; Severability...................................24
      7.6. Binding Effect; Benefit; Assignment..............................24
      7.7. Amendment and Modification.......................................24
      7.8. Further Actions..................................................25
      7.9. Interpretation; Headings.........................................25
      7.10.Counterparts.....................................................25
      7.11.Applicable Law...................................................25
      7.12.Severability.....................................................25

ARTICLE VIII  DEFINITIONS...................................................26


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                          STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of November 24, 1999 ("Agreement"), by and between Vistagreen Holdings (Bahamas), Ltd., a Bahamian international business company ("Purchaser"), and AMTEC, INC., a Delaware corporation (the "Company").


     WHEREAS, as of the date hereof, Terremark Holdings, Inc., a Florida corporation ("Terremark") and the Company have entered into that certain Agreement and Plan of Merger pursuant to which Terremark shall merge (the "Merger")with and into the Company with the Company being the surviving entity (the "Merger Agreement");


     WHEREAS, as of the date hereof, Terremark and certain of its Affiliates (the "Terremark Group") and Purchaser and its Affiliates (the "Vistagreen Group") have entered into that certain Contract for Purchase and Sale, pursuant to which Terremark is purchasing, and the Vistagreen Group is selling, the general and limited partnership interests (the "Partnership Interests") of Terremark Center, Ltd., a Florida limited partnership (the "Purchase Contract");


     WHEREAS, upon the closing of the Purchase Contract, the Vistagreen Group will receive certain promissory notes in the aggregate amount of $56,000,000 less the outstanding balance of the first mortgage loan on the property legally described in Exhibit A to the Purchase Contract (the "Property") in favor of Principal Mutual Insurance Company, in payment of the purchase price for the sale of the Partnership Interests to the Terremark Group (the "Note"); and


     WHEREAS, in connection with the sale of the Property, the Note shall be required to be satisfied in full and, subject to certain conditions, all such proceeds so paid to satisfy the Note in full ("Note Proceeds") shall be used to purchase certain shares of the Company as set forth herein.


     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties, conditions and agreements herein contained, the parties hereto agree as follows (all capitalized terms not herein defined shall have the same meaning as set forth in the Merger Agreement):




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                                 ARTICLE I

                         PURCHASE AND SALE OF STOCK

     1.1. Note Proceeds. The parties acknowledge that for the closing of the transactions contemplated by this Agreement (the "Closing") to occur, the Property must have been sold. Upon the sale of the Property, the Terremark Group shall be required to pay the Note Proceeds into an interest-bearing account in the name of ACGDI, Inc., Terremark at Bayshore, Inc. and Terremark Centre, Inc. or their permitted assignees, who at such time hold the note (the "Holders"), at Northern Trust Bank of Florida, N.A. (the "Escrow Account"). There shall be two authorized signatories (the "Representatives") with respect to such Escrow Account, one representing the Holders and the other representing Terremark. The initial Representative of the Holders shall be Joel J. Karp, Esq., and the initial Representative of Terremark shall be Brian K. Goodkind, Esq. Any withdrawals from the Escrow Account shall require the signature of both such Representatives. The Holders and Terremark, respectively, agree to cause their respective Representatives to disburse funds from the Escrow Account in accordance with the provisions of this Agreement.

     1.2. Purchase and Sale of Post-Merger Common Stock. Upon the Merger Agreement Closing, the Surviving Corporation will sell to the Vistagreen Group and the Vistagreen Group will purchase from the Surviving Corporation such number of Registered shares of Post Merger Common Stock of the Surviving Corporation which represents 35% of the issued and outstanding Post-Merger Common Stock of the Surviving Corporation on a fully diluted basis ("Holders Stock"). As used herein, any calculation of shares on a "fully diluted basis" shall mean a calculation of share ownership that assumes that all options granted under any incentive or other plan of the Company have been exercised, that all warrants to purchase securities of the Company or the Surviving Corporation have been exercised and that all rights to convert any security or other instrument, including, without limitation, Series E and G Preferred Stock of the Company, into Common Stock or Post Merger Common Stock have been exercised, each such exercise to be deemed to have occurred immediately prior to the issuance of the Post-Merger Common Stock to the Holders. As used herein "Registered" shares shall mean shares which are registered for lawful public sale pursuant to a registration statement which has been declared effective by the SEC (and with respect to which no stop order suspending effectiveness of the same shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC) under applicable federal and state securities laws and which have been approved for listing on the AMEX, subject to final notice of issuance. The purchase price to be paid by the Vistagreen Group for the Holders Stock shall be an amount equal to the Note Proceeds, together with all interest earned thereon. At the Closing, the Surviving Corporation shall deliver to the Vistagreen Group certificates in the aggregate representing the Holders Stock, which certificates shall be in such denominations as the Vistagreen Group reasonably request, such request to be delivered to the Surviving Corporation in writing at least three (3) business days prior to the Closing. Notwithstanding anything herein to the contrary, if the Merger Agreement Closing has not occurred on or before December 31, 2000, then the obligation of the Vistagreen Group to purchase the Holders Stock shall immediately terminate and be of no further force and effect. In such event, on the first business day in January 2001, Terremark and the Holders shall each cause their respective Representatives to disburse all funds which then remain in the Escrow Account to the Vistagreen Group in accordance with the Purchase Contract and such instructions as the Vistagreen Group shall deliver to such Representatives.

     1.3. Closing. The Closing shall take place at the same place as and immediately following the Merger Agreement Closing. Notwithstanding anything herein to the contrary, in the event that any condition precedent to the obligation of the Vistagreen Group to purchase the Holders Stock hereunder is not satisfied as of the Merger Agreement Closing, the Vistagreen Group shall not be required to so purchase the Holders Stock regardless of whether Terremark and the Company elect to effect the Merger. Without limiting the foregoing, no waiver by Terremark of any condition precedent to Terremark's obligation to effect the Merger shall constitute or be deemed a waiver of the same condition by the Vistagreen Group.


                                 ARTICLE II

                       REPRESENTATIONS AND WARRANTIES

     2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Vistagreen Group as follows:

            (a) Due Organization, Good Standing and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such corporation has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Company. For the purposes of this Agreement, "Material Adverse Effect" on any Person means a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Person

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and its Subsidiaries taken as a whole (i) except to the extent resulting from (A) any change in general United States or global economic conditions or general economic conditions in industries in which the Person competes, or (B) the announcement of the transaction contemplated herein or any action required to be taken pursuant to the terms hereof, and (ii) except that the term Material Adverse Effect shall not include, with respect to the Company (A) any decreases in the Company's stock price in and of itself or (B) any deterioration in the Company's financial condition which is a direct and proximate result of its agreements with Hebei United Telecommunication Equipment Co. The term "Subsidiary," as used in this Agreement, refers to any Person in which the Company owns any equity interest and shall include all joint ventures.

            (b) Authorization and Validity of Agreement. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (c) Capitalization. (i) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value (the "Preferred Stock"). As of the close of business on November 22, 1999, (1) 36,271,689 shares of Common Stock are issued and outstanding. Set forth on Schedule 2.2(c)(i) are (1) the number of shares of Common Stock reserved for issuance pursuant to outstanding Options granted under the Stock Incentive Plans, (2) the number of such shares which have been issued under such Plans, (3) the number of shares of Series G Preferred Stock issued and outstanding, and (4) the number of warrants to purchase the indicated number of shares of Common Stock. No shares of Common Stock are held in the Company's treasury. The Series G Preferred Stock converts at the option of the holder into 1,688,022 shares of Common Stock, which number of shares of Common Stock have been authorized and reserved for issuance by the Company. All issued and outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in this Section 2.1(c) or on Schedule 2.1(c) attached hereto, (x) there are no shares of capital stock of the Company authorized, issued or outstanding (except for shares subsequently issued pursuant to existing options, warrants and other rights described in Section 2.1(c)) and (y) there are not, as of the date hereof, and at the Effective Time there will not be, any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Common Stock or any other shares of capital stock of the Company, pursuant to which the Company is or may become obligated to issue shares of Common Stock, any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company. The Company will authorize and reserve and hereby covenants that it will continue to reserve, free of any preemptive rights or encumbrances, a sufficient number of its authorized but previously unissued shares of Common Stock to satisfy the purchase rights of the Vistagreen Group hereunder. The Holders Stock which is being purchased by the Vistagreen Group hereunder, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable and will be issued in compliance with all applicable federal and state securities laws.

                  (ii) Schedule 2.1(c)(ii) lists all of the Company's Subsidiaries (as defined in Section 2.1(a) hereof). All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, of record and beneficially, by the Company, except as otherwise set forth on Schedule 2.1(c)(ii), free and clear of all liens, encumbrances, options or claims whatsoever. No shares of capital stock of any of the Company's Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary of the Company, pursuant to which such Subsidiary is or may become obligated to issue any shares of capital stock of such Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of such Subsidiary. Except for the Subsidiaries listed on Schedule 2.1(c)(ii), the Company does not own, directly or indirectly, any capital stock or other equity interest in any Person or have any direct or indirect equity or ownership interest in any Person and, except as set forth in Schedule 2.1(c)(ii), neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or


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in any Person. Schedule 2.1(c)(ii), sets forth the equity interests of each such Subsidiary owned by the Company.

            (d) Consents and Approvals; No Violations. Assuming (i) compliance with any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) compliance with any requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") and any requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") relating to the Proxy Statement and registration of the Holders Stock to be issued to the Vistagreen Group are met, (iii) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by DGCL, and (iv) approval of the Merger by a majority of the holders of Common Stock, is received, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (1) violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which it or any of their respective properties or assets may be bound, excluding from the foregoing clauses
(2), (3) and (4) filings, notices, permits, consents and approvals the absence of which, and violations, breaches, defaults, conflicts and liens which, in the aggregate, would not have a Material Adverse Effect on the Company.

            (e) Company Reports and Financial Statements. Since March 31, 1997, the Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder, and, except to the extent revised or superseded by a subsequent filing filed with the Commission prior to the date hereof, all forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. The Company has heretofore filed all forms, reports, registration statements and other filings required to be filed by the Company with the Commission since March 31, 1997 (such forms, reports, registration statements and other filings, together with any amendments thereto, are sometimes collectively referred to as the "Commission Filings"). As of their respective dates, except to the extent revised or superseded by a subsequent filing filed with the Commission prior to the date hereof, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the (i) consolidated balance sheets as of the end of the fiscal years ended March 31, 1997, 1998 and 1999 and as of the end of the fiscal quarters ended June 30, September 30, and December 31 of each such year, and (ii) the consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of changes in financial position for the fiscal years ended March 31, 1997, 1998 and 1999 and for each of the fiscal quarters ended June 30, September 30 and December 31 of each such year, as included in the Commission Filings, were all prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements, none of which individually or in the aggregate had or could have a Material Adverse Effect).

            (f) Absence of Certain Changes. Except as previously disclosed in the Commission Filings, the Company and its Subsidiaries have (i) conducted their respective businesses in the ordinary course, consistent with past practice, and (ii) since March 31, 1999, there has not been:

                  (i) any event, occurrence or development which, individually or in the aggregate, would have a Material Adverse Effect on the Company;

                  (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of their capital stock or any securities convertible into their capital stock;



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                  (iii) any amendment of any material term of any  outstanding security of the Company or any of its Subsidiaries;

                  (iv) any material transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                  (v) any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change which is not material or which is required by reason of a concurrent change in GAAP;

                  (vi) any (1) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (2) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (3) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (4) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, in each case, other than in the ordinary course of business consistent with past practice or as permitted by this Agreement; or

                  (vii) any material Tax election made or changed, any material audit settled or any material amended Tax Return filed.

            (g) Title to Properties; Encumbrances. The Company and each of its Subsidiaries has good, valid and marketable title to (i) all its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of September 30, 1999 except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of September 30, 1999 which have been sold or otherwise disposed of in the ordinary course of business, and (ii) all the tangible properties and assets purchased by the Company and any of its Subsidiaries since September 30, 1999 except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (1) liens reflected in the consolidated balance sheet as of September 30, 1999, (2) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company or any of its Subsidiaries in the operation of its respective business, (3) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (4) liens created in connection with the loan from Terremark to the Company.

            (h) Compliance with Laws; Permits. The Company and its Subsidiaries are in material compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to so comply would not have a Material Adverse Effect on the Company. The Company has not received any notice alleging non-compliance within the last two years. Each member of the Company Group (a) has all permits, approvals and other authorizations ("Permits") necessary for the conduct and operation of its businesses as currently conducted and (b) uses its assets in compliance with the terms of such Permits, except for any Permits not obtained or any noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect.

            (i) Litigation. Except as disclosed in the Commission Filings, there is no and, in the past two years there has been no, action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the Company's knowledge any investigation by) any governmental or other instrumentality or agency, pending, or, to the Company's knowledge, threatened, against or affecting the Company or any of its Subsidiaries, or any of their properties or rights which could have a Material Adverse Effect on the Company or prevent or delay the consummation of the Merger. There are no such suits, actions, claims, proceedings or investigations pending or, to the Company's knowledge, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. Except as disclosed in the Commission Filings, neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could have a Material Adverse Effect on the Company or on the ability of the Company or any Subsidiary to conduct its business as presently conducted. For the purposes of this Agreement, the term "knowledge" shall mean actual knowledge.

            (j) Government Authorization. The execution, delivery and


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performance by the Company of this Agreement and the consummation by the
Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in connection with the Merger in accordance with Delaware Law and Florida law,
(ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation"),
(iv) compliance with any other applicable requirements of foreign anti-trust or investment laws, (v) compliance with any applicable environmental transfer statutes, (vi) compliance with any applicable requirements of the Exchange Act, (vii) compliance with any applicable requirements of the Securities Act, or (viii) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the Company's consummation of the Merger.

            (k) Insurance. The Company has made available to the Vistagreen Group a schedule of insurance and policies currently maintained by the Company and its Subsidiaries. Furthermore (a) neither the Company nor any of the Company's Subsidiaries has received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened, (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) neither the Company nor any of the Company's Subsidiaries has received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to the Company or any of the Company's Subsidiaries in the future on substantially the same terms as now in effect and (d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting the Company or any of the Company's Subsidiaries.

            (l) Casualties. Neither the Company nor any of the Company's Subsidiaries has been affected in any way as a result of flood, fire, explosion or other casualty (whether or not material and whether or not covered by insurance). The Company is not aware of any circumstance which is likely to cause it to suffer any material adverse change in its business, operations or prospects.

            (m) Propriety of Past Payments. (i) No unrecorded fund or asset of the Company or any of the Company's Subsidiaries has been established for any purpose, (ii) no accumulation or use of corporate funds of the Company or any of the Company's Subsidiaries has been made without being property accounted for in the books and records of the Company or any of the Company's Subsidiaries, (iii) no payment has been made by or on behalf of the Company or any of the Company's Subsidiaries with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment and (iv) none of the Company, any of the Company's Subsidiaries, any director, officer, employee or agent of the Company of any of the Company's Subsidiaries has, directly or indirectly, made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services, (A) to obtain favorable treatment for any stockholder, the Company, any of the Company's Subsidiaries or any affiliate of the Company in securing business, (B) to pay for favorable treatment for business secured for any stockholder, the Company, any of the Company's Subsidiaries or any affiliate of the Company, (C) to obtain special concessions, or for special concessions already obtained, for or in respect of any stockholder, the Company or any of the Company's Subsidiaries or any affiliate of the Company or (iv) otherwise for the benefit of any stockholder, the Company or any of the Company's Subsidiaries or any affiliate of the Company in violation of any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (including existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans relating to Real Property). Neither the Company nor any of the Company's Subsidiaries nor any current directly, officer, agent, employee or other Person acting on behalf of the Company or any of the Company's Subsidiaries, has accepted or received any unlawful contribution, payment, gift, kickback, expenditure or other item of value.

            (n) Employment Relations and Agreements. (i) Each of the Company and its Subsidiaries is in substantial compliance with all foreign, federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company or any of its Subsidiaries;
(iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) no grievance which might have a Material Adverse Effect on the Company and its Subsidiaries or the conduct of their respective businesses exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (vi) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries; and
(vii) neither the Company nor any of its Subsidiaries has experienced any material labor difficulty during the last three years. There has not been, and to the Company's knowledge, there will not be, any change in relations with employees of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement which could have a Material Adverse Effect on the Company. Except as disclosed in Schedule 2.2(n) attached hereto, there exist no employment, consulting, severance or indemnification agreements between the Company and any director, officer or employee of the Company or any agreement that would give any Person the right to receive any payment from the Company as a result of the Merger Agreement Closing.

            (o) Client Relations. There has not been, and to the Company's knowledge, there will not be, any change in relations with franchisees, customers or clients of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement which could have a Material Adverse Effect on the Company.

            (p) Sufficiency of Assets. The rights, properties and other assets presently owned, leased or licensed by the Company or its Subsidiaries include all such rights, properties and other assets necessary to permit the Company and its Subsidiaries to conduct their respective businesses in all material respects in the same manner as such businesses have been conducted prior to the date hereof.

            (q) Contracts and Commitments. Except as provided in Schedule
2.1(q):

                  (i) No purchase contracts or commitments of the Company or any of its Subsidiaries are in excess of the normal, ordinary and usual requirements of business or at any excessive price.

                  (ii) Neither the Company nor any Subsidiary has any outstanding contracts with Shareholders, directors, officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are in excess of the normal, ordinary and usual requirements of business or at any excessive price.

                  (iii) Neither the Company nor any of its Subsidiaries is restricted by agreement from carrying on its business anywhere in the world.

                  (iv) Neither the Company nor any of its Subsidiaries has outstanding any agreement to acquire any debt obligations of others.

            (r) Disclosure Documents. Neither the proxy statement of the Company (the "Company Proxy Statement") nor the Registration Statement on Form S-4 (the "Form S-4"), each to be filed with the Commission in connection with the Merger, nor any amendment or supplement thereto, will, at the date the Company Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, with respect to the Company Proxy Statement, or the date the Form S-4 or any amendment thereto is filed with the Commission, with respect to the Form S-4, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement and the Form S-4 will, when filed, each comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by the Company in this Section 2.1(u) with respect to statements made or incorporated by reference therein based on information supplied by Terremark or the Vistagreen Group for inclusion or incorporation by reference in the Company Proxy Statement or the Form S-4, which shall be deemed to include information by any third party with respect to any of the assets directly or indirectly acquired by or furnished to Terremark or the Vistagreen Group after the date hereof.

            (s) Full Disclosure. The Company has not failed to disclose to the Vistagreen Group any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of the Company or its Subsidiaries. No representation or warranty by the Company contained in this Agreement and no statement contained in any document (including financial statements and the Schedules hereto), certificate, or other writing furnished or to be furnished by the Company to Terremark or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

      2.2. Representations and Warranties of the Vistagreen Group. The Vistagreen Group represent and warrant to the Company as follows:

            (a) Accredited Investors. The Vistagreen Group and/or each constituent thereof, is an Accredited Investor as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision.

            (b) Investment Intent. The Vistagreen Group, and each constituent thereof, represents and warrants to the Company that it is purchasing the Holders Stock for investment purposes and not with a view to distribution thereof and agrees that it shall not make a sale, transfer or other disposition of the Holders Stock in violation of any applicable securities law.

                                ARTICLE III

                            REGISTRATION RIGHTS

      3.1. Shelf Registration. If the Company shall receive from the holders in the aggregate of not less than twenty-five percent (25%) of the Registrable Securities (collectively, an "Initiating Holder"), at any time later than nine months after the Effective Date, a written request that the Company effect a registration of the Registrable Securities (a
"Registration Requirement"), the Company will:

            (a) Within thirty (30) days of receipt of a Registration Request, the Company shall file a "shelf" registration statement on Form S-3, or other applicable form that is mutually satisfactory, pursuant to Rule 415 under the Securities Act (the "Shelf Registration") with respect to that portion of the Registrable Securities (which may be all but shall not be less than 25% of the Registrable Securities) included in the Registration Request. The Company agrees that the provisions of this
Section 3.1(a) create a "demand" registration right for the Holders with respect to the Registrable Securities. The Company shall, subject to
Section 3.1(e) hereof, use its reasonable best efforts to cause the Shelf Registration to become effective as soon as practicable after the filing thereof and shall use its reasonable best efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is effective until the date on which all Registrable Securities may be sold pursuant to Rule 144(k).

            (b) Subject to Section 3.2(f) hereof, the Company shall supplement or amend the Shelf Registration, (A) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder, and (B) to include in such Shelf Registration any additional unregistered securities that become Registrable Securities by operation of the definition thereof, unless such securities are otherwise registered under the Securities Act or may be sold pursuant to an exemption therefrom or (C) if and to the extent reasonably requested by the Holders of the Registrable Securities, provided however, that such request and any required supplement or amendment shall relate only to material information about such Holder and included in or omitted from such Shelf Registration. The Company shall furnish to the Holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment no less than five business days in advance of its use and/or filing with the Commission to allow the Holders to comment thereon. The failure of the Holders to provide written comments under such period shall be deemed agreement with such supplement or amendment.

            (c) The Shelf Registration may include other Securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their Securities in any such registration ("Other Stockholders").

      3.2. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Article III (including all Registration Expenses incurred in connection with the Shelf Registration and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration) shall be borne by the Company (provided, however, that the Holders shall bear the expenses of advisors, including investment bankers, retained by them, except that the Company shall pay the expenses of one counsel for the Holders in an amount not to exceed $10,000), and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

     3.3. Registration Procedures. In the case of the registration effected by the Company pursuant to this Article III, the Company will advise the Holders in writing as to the filing of the Shelf Registration and the effectiveness thereof. The Company will:

            (a) furnish to each Holder, and to any underwriter designated by the Holder a reasonable number of copies of any registration statement (including all exhibits) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein) prior to the effectiveness of such registration statement and any prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Holders and any such underwriter for a period of at least five business days, and the Company shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which any Holder or any such underwriter shall reasonably object in writing, specifying in detail the nature of such objection, within five business days after the receipt thereof; a Holder shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

            (b) furnish to each Holder and to any underwriter designated by the Holder a reasonable number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement and prospectus filed under Rule 424 under the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as each of the Holders or any such underwriter from time to time may reasonably request;

            (c) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the Holders and to any underwriter, if requested, and make representatives of the Company available for discussion of such document and other customary due diligence matters;

            (d) make available at reasonable times for inspection by the Holders, any underwriter and any attorney or accountant retained by the Holders or any such underwriter all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by the Holders and any such underwriters, attorneys or accountants in connection with such registration subsequent to the filing of the applicable registration statement and prior to the effectiveness of the applicable registration statement;

            (e) use its reasonable best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration shall reasonably request, (y) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in the United States of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

            (f) promptly notify each Holder of Registrable Securities covered by a registration statement (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, (C) of any request by the Commission for (1) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement,
(2) supplements to the prospectus forming a part of such registration statement or (3) additional information, or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction in which the Company has agreed hereunder to qualify such securities for sale or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (g) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which the Company has agreed hereunder to qualify such securities for sale;

            (h) if requested by any Initiating Holder, or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post effective amendment if necessary, such information as the Initiating Holder and any underwriter may reasonably request to have included therein relating to the "plan of distribution" of the Registrable Securities, the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post effective amendment;

            (i) provide promptly to the Holders upon request any document filed by the Company with the Commission pursuant to the requirements of
Section 13 and Section 15 of the Exchange Act; and

            (j) use its reasonable best efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

      3.4.  Indemnification.

            (a) The Company will indemnify each of the Holders, as applicable, each of its officers, directors, members and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Article III, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each such underwriter and each person who controls any such underwriter, each of its officers, directors, members and partners, and each person controlling each of the Holders for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this
Section 3.4(a) shall not apply to any amounts paid in settlement of any such claims, loss, damage, liability or expense if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

            (b) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, members and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder and under clause (f) below shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein. It is agreed that the indemnity agreement contained in this Section 3.4(b) shall not apply to any amount paid in settlement of any such claim, loss, damage, liability or expense if such settlement is effected without the consent of the majority of the Holders (which consent will not be unreasonably withheld).

            (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded, based upon an opinion of counsel, that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

            (d) If the indemnification provided for in this Section 3.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

            (f) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424 (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder (but only if such Holder was required to deliver such Final Prospectus) if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

      3.5. Information by the Holders. Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article III.

      3.6. Holdback Agreement; Postponement. Notwithstanding the provisions of this Article III, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company (A) not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving the Company or (B) for any purpose relating to: (aa) a registration of equity securities of the Company, (bb) a registration of convertible securities of the Company (including any underlying equity securities), (cc) a registration of any securities sold pursuant to a Rule 144A transaction, or (dd) a registration of any securities relating to a transaction described in Rule 145(a), to suspend the registration rights set forth herein, the Company may, by notice to the Holders in accordance with the notice provisions hereof, suspend the rights of the Holders to make sales pursuant to the Shelf Registration for such a period of time as the Board of Directors may reasonably determine, provided however, that such suspension shall be terminated by the Company as soon as is reasonably practicable.

      3.7. Assignment. The registration rights set forth in Article III hereof may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of Holder shall be a

Holder only with respect to such Registrable Securities so acquired and any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Agreement).

      3.8. Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      3.9. Lockup. Notwithstanding the date of effectiveness of the Registration Statement filed pursuant to Section 3.1 hereof, the Holders agree that, except as provided below, no sale, offer to sell, pledge or other disposition of any interest in the Holders Stock shall be made by any Holder prior to the expiration of one (1) year after the Effective Time; provided, however, that nothing herein contained shall preclude (i) open market sales pursuant to Rule 144, or (ii) sales by any member of the Vistagreen Group to another member of such Group or any family member or Affiliate of any member of such Group or to Terremark or any Affiliate of Terremark.

                                 ARTICLE IV

                           (a) ADDITIONAL AGREEMENTS

      4.1. United States Real Property Interests . The Company covenants and agrees that for so long as the Vistagreen Group holds, in the aggregate, Holders Stock acquired pursuant to this Agreement representing at least 1% of the outstanding shares of Common Stock of the Company, the Company shall not be or become a United States Real Property Holding Corporation as defined in Section 897(c)(2) of the Code nor shall the Holders Stock acquired pursuant to this Agreement be or become a United States Real Property Interest as defined in Section 897(c)(1)(A)(ii) of the Code. In addition, as of each Determination Date (as defined in Treasury Regulation Section 1.897-2(c)), including particularly a date of disposition, the Company shall provide to each member of the Vistagreen Group a statement complying with Treasury Regulation Section 1.897-2(g)(1)(ii) and shall also comply, on a timely basis, with the notice requirements of Treasury Regulation Section 1.897-2(h) including without limitation, timely notice to the Internal Revenue Service as provided in that Treasury Regulation, with a copy to each member of the Vistagreen Group, together with other Supporting Documents (as hereinafter defined), but dated as of the determination date. Any notice conforming with or under Treasury Regulation Section 1.897-2(h) need address the status of the Company as a United States Real Property Holding Corporation and the status of the Company Shares as a United States Real Property Interest only from a date that is no earlier than the day that is thirty days prior to the Effective Time. These covenants shall in all respects survive the Closing of this Agreement.


                                 ARTICLE V

                            CONDITIONS PRECEDENT

     5.1. Conditions Precedent to Obligations of Vistagreen Group. The obligations of the Vistagreen Group to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing, of each of the following conditions:

            (a) Closing of Merger Agreement. The Merger Agreement Closing shall have been effectuated;

            (b) Accuracy of Representations and Warranties. All representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date (except as to any such representation and warranty which relates to a specific date other than the date of signing this Agreement, which shall be true and correct as of such specific date);

            (c) Sale of Property. The Property or the Partnership Interests shall have been sold to a party which is not related to any of the parties to this Agreement prior to the Closing;

            (d) United States Real Property Holding Company. Neither the Surviving Corporation nor the Company, as of the Effective Time and for thirty days prior thereto, is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code), and the Holders Stock to be acquired by the Holders, at the Effective Time, does not constitute a United States real property interest (as defined in Section 897(c)(1)(A)(ii) of the Code) ("USRPHC Condition Precedent"). To assure that the USRPHC Condition Precedent has been met the following shall be delivered to the Holders at Closing:

                  (i) an opinion of counsel to the Surviving Corporation on a "will" basis (which opinion shall be dated the Closing Date and may be based on representations of fact made under penalties of perjury by responsible officers of the Company and/or responsible officers of Terremark as defined under Treas. Reg. ss. 1.897-2(h)) and confirming the satisfaction of the USRPHC Condition Precedent (the form and content of which and the counsel rendering the opinion to be reasonably satisfactory to the Holders and their counsel);

                  (ii) a statement under Treas. Reg.ss. 1.897-2(g)(1)(ii) executed by a responsible corporate officer of the Surviving Corporation to the Holders conforming with Treas. Reg. Section 1.897-2(h) to the effect that the Surviving Corporation is not a United States real property holding corporation as defined above and the Holders Stock being delivered to the Holders pursuant to the Merger Agreement is not a United States real property interest (as defined above) (in each case as of the Effective
Time), together with a Notice to the U.S. Internal Revenue Service concerning the issuance of same which shall be forwarded to the IRS by legally authorized means on the Closing date; and

                  (iii) a pro forma balance sheet of the Surviving Corporation dated as of the Closing date (or applicable determination date if other than the Closing Date), certified, under penalties of perjury, by a responsible officer as that term is defined under Treasury Regulation ss. 1.897-2(h), demonstrating that the USRPHC Condition Precedent has been satisfied (all of the foregoing documents referred to in clauses (i), (ii) and (iii) being hereinafter referred to as the "Supporting Documents").

            (e) Legal Opinion. Holders shall have received a legal opinion from counsel to the Surviving Corporation in form and substance (and such counsel to be) reasonably satisfactory to the Holders to the effect that the Holders Stock which is being purchased by the Holders hereunder, when issued, sold and delivered in accordance with the terms hereof, will, assuming that the representations in Section 2.2 are correct, be duly and validly issued, fully paid and non-assessable and will be issued in compliance with all applicable federal and state securities laws;

            (f) Approval of Company's Stockholders. The Merger, the Merger Agreement and this Agreement shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company in accordance with applicable law, the provisions of the Company's Certificate of Incorporation and By-Laws, and the requirements of the AMEX;

            (g) Registration Statement. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC;

            (h) Litigation. There shall not have been instituted or be pending any suit, action or proceeding by any governmental entity as a result of this Agreement or any of the transactions contemplated hereby which questions the validity or legality of the transactions contemplated by the Merger Agreement or this Agreement;

            (i) Injunction. No injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which is then in effect and has the effect of making the Merger or the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of the Merger or this Agreement;

            (j) Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger or this Agreement;

            (k) AMEX Listing. The shares of Post Merger Common Stock to be issued pursuant to the Merger and the Holders Shares shall have been approved for listing on the AMEX, upon final notice of issuance;

            (l) Performance by Company. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in the Merger Agreement and herein to be performed or complied with by it prior to the Closing, and the Vistagreen Group shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect;

            (m)   Letters of Company Accountants.
                  ------------------------------

                  (i) The Company shall use reasonable best efforts to cause to be delivered to Purchaser two letters from Deloitte & Touche LLP, one dated no earlier than three business days prior to the date on which the Form S-4 shall become effective and one dated no earlier than three business days prior to the Closing Date, each addressed to the Purchaser, in form reasonably satisfactory to the Purchaser and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (ii) Terremark shall use reasonable best efforts to cause to be delivered to Purchaser two letters from PricewaterhouseCoopers, one dated no earlier than three business days prior to the date on which the Form S-4 shall become effective and one dated no earlier than three business days prior to the Closing Date, each addressed to the Purchaser, in form reasonably satisfactory to the Purchaser and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4; and

            (n) Employment Agreement. Joseph Wright, Jr. shall have entered into an employment contract in form and substance acceptable to Terremark which shall provide for, among other things, an annual salary of $250,000 and a surrender by him of all options to purchase shares of Common Stock other than 1,000,000 options exercisable at $3.00 per share and the 2,000,000 options exercisable at $0.35 per share, none of which shall be exercised until at least one year after the Effective Time.

     5.2. Conditions Precedent to Obligations of the Company. The obligations of the Company to effect the transaction contemplated by this Agreement are subject to the satisfaction or waiver by the Company, at or prior to the Closing, of each of the following conditions:

            (a) Accuracy of Representations and Warranties. All representations and warranties of the Vistagreen Group contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date (except as to any such representation and warranty which relates to a specific date, which shall be true and correct as of such specific date); and

             (b) Merger Agreement Closing. The Merger Agreement Closing shall have been effectuated.


                                 ARTICLE VI

                        TERMINATION AND ABANDONMENT

     6.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the
Closing:

            (a) by mutual consent of the Board of Directors of the Company and the Vistagreen Group; or

            (b) by the Board of Directors of Terremark or the Company if the Effective Time shall not have occurred by July 1, 2000 through no fault of the terminating party;

            (c) by the Vistagreen Group if the Merger Agreement Closing shall not have occurred on or before December 31, 2000; or

            (d) by either of the parties, if any permanent injunction, order, decree or ruling by any governmental entity or competent jurisdiction preventing the consummation of the Merger, or the transactions contemplated by this Agreement, shall become final and nonappealable; or

            (e) by the Board of Directors of the Company or Vistagreen Group if there has been a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in this Agreement on the part of the other party; provided, however, that each of the Company and Vistagreen Group shall have the right to cure any such breach within three days of written notice of any such breach given by the other party; or

            (f) by Vistagreen Group if there has been a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in the Merger Agreement on the part of the Company or Terremark; provided, however, that each of the Company and Terremark shall have the right to cure such breach within three days of written notice of any such breach; or

            (g) by the Board of Directors of the Company or Vistagreen Group if the approval of this Agreement and the Merger Agreement by the required number of holders of the Common Stock shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting (including any adjournment or postponement thereof) of the Company's stockholders or any adjournment thereof; provided, however, that if the failure to obtain such required vote is the result of the failure of the Company to obtain a quorum at its meeting of stockholders, the Company will immediately call an additional meeting if so requested by Vistagreen Group; or

            (h) by the Board of Directors of the Company or Vistagreen Group if the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of the Merger of this Agreement in any manner adverse to Terremark or Vistagreen Group;

provided, however, that the right to terminate this Agreement shall not be available to a party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

      6.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1 hereof by Terremark, the Vistagreen Group or the Company, written notice thereof shall promptly be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Terremark or the Company, except that Section 7.1 hereof shall survive any termination of this Agreement, and that, promptly upon any such termination, the Representatives shall disburse all funds which then remain in the Escrow Account to the Vistagreen Group in accordance with such instruction as the Vistagreen Group shall deliver to such Representatives.


                                ARTICLE VII

                               MISCELLANEOUS

     7.1. Fees and Expenses. (a) All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      7.2. Survival of Representations and Warranties. The respective representations and warranties of the Company and the Vistagreen Group contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, the Closing and thereafter neither of the Company nor the Vistagreen Group shall be under any liability whatsoever with respect to any such representation or warranty.

      7.3. Extension; Waiver. At any time prior to the Closing, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company or Terremark and by the Vistagreen Group, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      7.4. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telecopier, as follows:

            (a)   if to the Company, to it at:

                        AMTEC, INC.
                        599 Lexington Avenue, 44th Floor
                        New York, NY  10002
                        Facsimile Number: (212) 319-9288

                        Attention: Karin-Joyce Tjon

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom
                        919 Third Avenue
                        New York, NY 10022

                        Attention:  Edmund C. Duffy, Esq.

                        with additional copies to:

                        Terremark Holdings Inc.
                        c/o Terremark Group, Inc.
                        2601 S. Bayshore Drive, PH-1B
                        Coconut Grove, FL  33133
                        Facsimile: (305) 856-8190

                        Attention:  Brian K. Goodkind, Esq.

                        and to:

                        Greenberg Traurig, P.A.
                        1221 Brickell Avenue
                        Miami, FL  33131
                        Facsimile: (305) 579-0717

                        Attention: Paul Berkowitz, Esq.

            (b)   if to Vistagreen Group, to it at:

                        c/o Karp & Genauer, P.A.
                        2 Alhambra Plaza, Suite 1202
                        Coral Gables, FL  33134
                        Facsimile: (305) 461-3545

                        Attention: Joel Karp, Esq.

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

      7.5. Entire Agreement; Severability. This Agreement and the annex, schedules and other documents referred to herein or delivered pursuant hereto, and the Merger Agreement and the Purchaser Contract and documents contemplated thereby contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect (a) if such provision is enforceable in part, such provision shall be enforced to the maximum extent permissible under applicable law, and (b) the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, provided, however, that if enforcement of the Agreement without giving effect to an invalid or unenforceable provision would deny either party the benefit of the transaction contemplated hereby, then the Agreement as a whole will terminate.

      7.6. Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      7.7. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Closing, by action taken by the respective Boards of Directors of Terremark and the Company or by the respective officers authorized by such Boards of Directors and by the Vistagreen Group.

      7.8. Further Actions. Each of the parties hereto agrees that, subject to its legal obligations, it will use its best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

      7.9. Interpretation; Headings. Any matter required to be disclosed in any Schedule which was not disclosed therein shall be deemed to have been disclosed in the correct Schedule to the extent such matter was reasonably specifically cross-referenced to another Schedule containing such disclosure. The parties agree that certain agreements and other matters may be listed in a Schedule for informational purposes only, notwithstanding that, because they do not rise to the applicable materiality thresholds or otherwise, they are not required to be listed therein by the terms of this Agreement. In no event shall the listing of any such Contract or the inclusion of any other matter in any Schedule be deemed or interpreted to broaden or otherwise amplify the representations and warranties or covenants contained in this Agreement. Furthermore, the disclosure of any particular item or items of information in any Schedule shall not be taken as an admission that such disclosure is required to be made under the terms of any such representations and warranties (including any admission that any such items establish the required level of materiality). The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     7.10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     7.11. Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

     7.12. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


                                ARTICLE VIII

                                DEFINITIONS

      As used in this Agreement, the following terms have the respective meanings set forth below:

      Affiliates: the Affiliate of a person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controllable by, or is under common control with such person;

      Commission: shall mean the Securities and Exchange Commission;

      Effective Date: shall mean the date on which the Closing of this Agreement occurs;

      Exchange Act: shall mean the Securities Exchange Act of 1934, as amended;

      Holder: shall mean any holder of Registrable Securities;

      Initiating Holder: shall mean any Holder or Holders who in the aggregate are Holders of more than 25% of the then outstanding Registrable Securities;

      Person: shall mean an individual, partnership, joint stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

      register, registered and registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

      Registrable Securities: shall mean (A) the aggregate number of shares of Common Stock of the Surviving Company issued to the Vistagreen Group or their assignees pursuant to this Agreement, and (B) any securities of the Surviving Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Surviving Company Post Merger Common Stock referred to in clause (A); provided, that Registrable Securities shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the Securities Act and all such securities have been disposed of in accordance with such registration statement, (ii) such securities as are actually sold pursuant to Rule 144 (or any successor provision thereto) under the Securities Act ("Rule 144"), or (iii) such securities as are acquired by the Surviving Company or any of its subsidiaries;

      Registration Expenses: shall mean all expenses incurred by the Company in compliance with Section 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

      Security, Securities: shall have the meaning set forth in Section 2(1) of the Securities Act;

      Securities Act: shall mean the Securities Act of 1933, as amended; and

      Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders.

      IN WITNESS WHEREOF, each of Vistagreen Holdings (Bahamas) Ltd., and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

                                       AMTEC, INC.



                                       /s/ Joseph R. Wright, Jr.
                                           Chairman & Chief Executive Officer


                                       VISTAGREEN HOLDINGS (BAHAMAS), LTD.


                                       /s/ Peter B. Evans
                                           President

      Terremark Holdings, Inc., a Florida corporation, hereby confirms its agreement to all of the provisions in the above Stock Purchase Agreement, including, without limitation, those contained in Sections 1.1 and 1.2 thereof.


                            TERREMARK HOLDINGS, INC.



                                       /s/ Manuel D. Medina
                                           Chairman & Chief Executive Officer



                   AMENDMENT TO STOCK PURCHASE AGREEMENT



THIS AMENDMENT TO STOCK PURCHASE AGREEMENT is dated as of February 11, 2000 ("Amendment", and is made by and between Paradise Stream (Bahamas) Limited, a Bahamian international business company ("Paradise Stream"), Vistagreen Holdings (Bahamas), Ltd., a Bahamian international business company ("Vistagreen"), Moraine Investments, Inc., a British Virgin Islands company ("Moraine"), (Paradise Stream, Vistagreen and Moraine are collectively the "Purchaser"), and AMTEC, INC., a Delaware corporation ("Company").

           WHEREAS, Vistagreen and the Company entered into that certain Stock Purchase Agreement dated as of November 24, 1999 (the "Stock Purchase Agreement"): and Vistagreen has assigned a portion of its rights and interests in the Stock Purchase Agreement to Paradise and Moraine;

           WHEREAS, Vistagreen, Paradise Stream and Moraine are the holders of such portion of the principal amount of the Note as are set forth in Exhibit "A" attached hereto and, as a result, Vistagreen, Paradise Stream and Moraine are entitled to receive the percentage interests in the Note Proceeds described in Exhibit "A" upon satisfaction of the Note; and

            WHEREAS, the parties desire to hereby amend the Stock Purchase Agreement, as set forth herein, effective as of the date first set forth above.

              NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows (all capitalized terms not herein defined shall have the meaning set forth in the Stock Purchase Agreement):

1. All referenced in the Stock Purchase Agreement to the "Vistagreen Group" shall be deemed to refer to Vistagreen, Paradise Stream and Moraine and, where applicable, in accordance with their respective percentage interests in the Note Proceeds described in Exhibit "A".

2. The fourth "Whereas" clause is hereby amended and restated in its entirety as follows:

      WHEREAS, in connection with and upon consummation of the sale of the Property, the Note shall be required to be satisfied in full and, subject to certain conditions, all such proceeds so paid to satisfy the Note in full, including any shortfall amount paid by Terremark in the event that the proceeds of the sale of the Property are not sufficient to satisfy the Note in full or a Terremark promissory note for such shortfall should the Vistagreen Group permit so in its sole discretion (the "Note Proceeds"), shall be used to purchase certain shares of the Company as set forth herein.

3. Section 1.2 is hereby amended and restated in its entirety as follows:

      1.2 Purchase and Sale of Post-Merger Common Stock. Upon and subject to the Merger Agreement Closing, the Surviving Corporation will sell to the Vistagreen Group and the Vistagreen Group will purchase from the Surviving Corporation such number of shares of duly authorized, validly issued, fully paid and non-assessable Post Merger Common Stock of the Surviving Corporation which represents 35% of the issued and outstanding Post-Merger Common Stock of the Surviving Corporation on a fully diluted basis after giving effect to such issuance ("Holders Stock"). As used herein, any calculation of shares on a "fully diluted basis" shall mean a calculation of share ownership that assumes that all options granted under any incentive or other plan, agreement or arrangement of the Company or the Surviving Corporation have been exercised, that all warrants to purchase securities of the Company or the Surviving Corporation have been exercised, that all warrants to purchase securities of the Company or the Surviving Corporation have been exercised and that all rights to convert any security or other instrument, including, without limitation, Series E and G Preferred Stock of the Company or the Surviving Corporation into Common Stock or Post eager Common Stock have been exercised, and any right or obligation of the Company to discharge its obligation to pay dividends, interest or any other obligation of the Company by the issuance of Common Stock or Post Merger Common Stock shall be deemed to have been paid or discharged by the issuance of such Common Stock or Post Merger Common Stock and all other rights whatsoever to acquire any Common Stock or Post Merger Common Stock have been exercised (including, as to all of the foregoing, any unvested options or warrants or other rights to acquire Common Stock or Post Merger Common Stock have been exercised (including, as to all of the foregoing, any unvested options or warrants or other rights to acquire Common Stock or Post Merger Common Stock that are subject to the passage of time, the payment of money, or any other contingency whatsoever), each such exercise, conversion or issuance to be deemed to have occurred immediately prior to the issuance of the Post Merger Common Stock to the Holders. The total purchase price to be paid by the Vistagreen Group for the Holders Stock shall be an amount equal to the Note Proceeds, together with any and all interest earned thereon after the sale of the Property and before the Merger Agreement Closing. At the Closing, the Surviving Corporation shall deliver to the Vistagreen Group original certificates in the aggregate representing the Holders Stock (with stamps or other evidence of payment of all taxes payable in respect of such issuance affixed thereto or accompanying the same), which certificates shall be in such denominations as the Vistagreen Group reasonably request, such request to be delivered to the Company (which shall be deemed notice to the Surviving Corporation) in writing at least three (3) business days prior to the Closing. Notwithstanding anything herein to the contrary, if the Merger Agreement Closing has not occurred on or before December 31, 2000 (time being of the essence of this provision), then the obligation of the Vistagreen Group to purchase the Holders Stock and the Surviving Corporation's right to sell the Holders Stock to the Vistagreen Group shall immediately terminate (without liability to any party) and be of no further force and effect. In such event, on the first business day in January 2001, Terremark and the Holders shall each cause their respective Representatives to disburse the Note Proceeds which then remain in the Escrow Account to the Vistagreen Group in accordance with the Purchase Contract and such instructions as the Vistagreen Group shall deliver to such Representatives. Provided that the Closing hereunder and the Merger Agreement Closing have each taken place by December 31, 2000, the Company agrees that the Surviving Corporation shall file with the SEC, within ten business days after the date of the later of the two closings to occur, a registration statement on Form S-3 (or similar form) registering the sale and disposition of all of the Holders Stock (the "Registration Statement").

4. The following section is added as a new Section 2.2(c):

      Investment Intent. The Vistagreen Group represents and warrants that it is purchasing the Post Merger Common Stock issued to it for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer or other disposition of its Post Merger Common Stock in violation of any applicable securities law.

5. The following section is added as a new Section 3.1(d):

      The filing and effectiveness of the Form S-3 referenced in Section
      1.2 above shall be deemed to satisfy the demand registration rights set forth in Section 3.1(a) hereof, with the terms and conditions of Sections 3.1 through 3.8 of this Agreement applying to the filing of such Form S-3.

6. Section 3.9 is hereby revised and restated in its entirety to read as follows:

            3.9 Lockup. Notwithstanding the date of effectiveness of the Registration Statement filed pursuant to Section 1.2 hereof, the Holders agree that, except as provided below, no sale, offer to sell or other disposition of any interest in the Holders Stock shall be made by any Holder (without the consent of the Surviving Corporation, to be given or withheld in the Surviving Corporation's sole and absolute discretion) prior to the expiration of one (1) year after the Merger Agreement Closing; provided, however, that nothing herein contained shall impair or affect the Holder's rights to sell Holders Stock pursuant to I) open market sales in such amounts and at such times as would be permitted under the volume limitation of Rule 145, as if such rule were applicable, or (ii) sales by any member of the Vistagreen Group to another member of such Group or any family member or Affiliate of any member of such Group or to Terremark or any affiliate of Terremark (a "Permitted Transferee"). Any transfer to such Permitted Transferee may be made pursuant to the Registration Statement so that the Permitted Transferee (to the extent allowed by law) shall take unlegended shares of Holder Stock, provided that such Permitted Transferees shall take the Holders Stock so acquired subject to the applicable lock-up restrictions set forth in this paragraph.

7. Section 4.1 is hereby revised and restated in its entirety to read as follows:

            United States Real Property Interests. The Company covenants and agrees that for so long as the Vistagreen Group holds, in the aggregate, Holders Stock acquired pursuant to this Agreement representing at least 1% of the outstanding shares of Common Stock of the Company, the Company shall not be or become a United States Real Property Holding Corporation as defined in Section 897(c)(2) of the Code nor shall the Holders Stock acquired pursuant to this Agreement be or become a United States Real Property Interest as defined in
      Section 897(c)(1)(A)(ii) of the Code. In addition, as of each Determination Date (as defined in Treasury Regulation Section 1.897-2(c)), including particularly a date of disposition, the Company shall provide to each member of the Vistagreen Group a statement complying with Treasury Regulation Section 1.897(g)(1)(ii) and shall also comply, on a timely basis, with the notice requirements of Treasury Regulation Section 1.897-2(h) including without limitation, timely notice to the Internal Revenue Service as provided in that Treasury Regulation, with a copy to each member of the Vistagreen Group, together with other Supporting Documents (as hereinafter defined), but dated as of the determination date. Any


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


      notice conforming with or under Treasury Regulation Section 1.897-2(h) need to address the status of the Company as a United States Real Property Holding Corporation and the status of the Company Shares as a United States real property Interest only from a date that is no earlier than the date of the Effective Time. These covenants shall in all respects survive the Closing of this Agreement.

8. The introductory paragraph of Section 5.1(d) is hereby revised and restated in its entirety to read as follows (with subsections (i), (ii) and (iii) remaining unchanged:

      United Stated Real Property Holding Corporation. Neither the Surviving Corporation nor the Company is, as of the Effective Time, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code), and the Holders Stock to be acquired by the Holders, at the Effective Time, does not constitute a United States real property interest (as defined in Section 897(c)(1)(A)(ii) of the Code) ("USRPHC Condition Precedent"). To assure that the USRPHC Condition Precedent has been met the following shall be delivered to the Holders at Closing:

9. Section 6.1(b) is hereby deleted in its entirety and the remaining subsections of Section 6.1 are renumbered accordingly.


10. Each of the parties hereto agrees that it will use its commercially reasonable best efforts to do all things reasonably necessary to consummate the transactions contemplated hereby.

11. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

12. This Amendment and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

13. Except as specifically amended by this Amendment, all terms and conditions of the Stock Purchase Agreement shall remain unchanged and in full force and effect.

14. The parties hereby acknowledge and consent to the amendment as of the date hereof to that certain Agreement and Plan of Merger by and between Terremark Holdings, Inc., a Florida corporation and the Company dated as of November 24, 1999.

IN WITNESS WHEREOF, each of Purchaser and the Company have caused this Amendment to Stock Purchase Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

   AMTEC, INC.
   /s/  Joseph R. Wright, Jr., Chairman & Chief Executive Officer

   VISTAGREEN HOLDINGS (BAHAMAS), LTD.
   /s/  Peter B Evans, President

   PARADISE STREAM (BAHAMAS)
   /s/ Peter B. Evans, President

   MORAINE INVESTMENTS, INC.
   /s/ Peter B. Evans, President



      Terremark Holdings, Inc., a Florida corporation, hereby acknowledges and consents to this Amendment to the Stock Purchase Agreement.

   TERREMARK HOLDINGS, INC.
   /s/ Brian K. Goodkind, Executive Vice President



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